Introductory Notes

About InvenTrust Properties Corp.
InvenTrust Properties Corp. (the “Company,” "IVT," or "InvenTrust") is a premier Sun Belt, multi-tenant essential retail REIT that owns, leases, redevelops, acquires and manages grocery-anchored neighborhood and community centers as well as high-quality power centers that often have a grocery component. Management pursues the Company's business strategy by acquiring retail properties in Sun Belt markets, opportunistically disposing of retail properties, maintaining a flexible capital structure, and enhancing environmental, social and governance ("ESG") practices and standards. A trusted, local operator bringing real estate expertise to its tenant relationships, IVT has built a strong reputation with market participants across its portfolio. IVT is committed to leadership in ESG practices and has been a Global Real Estate Sustainability Benchmark (“GRESB”) member since 2013. For more information, please visit www.inventrustproperties.com.
The enclosed information should be read in conjunction with the Company's filings with the U.S. Securities and Exchange Commission (“SEC”), including, but not limited to, the Company's Form 10-Qs filed quarterly and Form 10-Ks filed annually. Additionally, the enclosed information does not purport to disclose all items required under Generally Accepted Accounting Principles (“GAAP”). The information provided in this supplemental is unaudited and includes non-GAAP measures (as discussed below), and there can be no assurance that the information will not vary from the final information in IVT's Form 10-Q for the quarter ended September 30, 2023. IVT may, but assumes no obligation to, update information in this supplemental.
Forward-Looking Statements Disclaimer
Forward-Looking Statements in this supplemental, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements about the Company's 2023 guidance, tenant demand for IVT's centers, strength of IVT's platform position and leverage levels, or regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” "continue," “likely,” “will,” “would,” "outlook," "guidance," and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. The following factors, among others, could cause actual results and financial position and timing of certain events to differ materially from those described in the forward-looking statements: interest rate movements; local, regional, national and global economic performance; the impact of inflation on the Company and on its tenants; competitive factors; the impact of e-commerce on the retail industry; future retailer store closings; retailer consolidation; retailers reducing store size; retailer bankruptcies; government policy changes; and any material market changes and trends that could affect the Company’s business strategy. For further discussion of factors that could materially affect the outcome of management's forward-looking statements and IVT's future results and financial condition, see the Risk Factors included in the Company's most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the Securities and Exchange Commission. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. IVT cautions you not to place undue reliance on any forward-looking statements, which are made as of the date of this supplemental. IVT undertakes no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If IVT updates one or more forward-looking statements, no inference should be drawn that IVT will make additional updates with respect to those or other forward-looking statements.
Notice Regarding Non-GAAP Financial Measures
In addition to GAAP measures, this supplemental contains and refers to certain non-GAAP measures. Management does not consider the Company's non-GAAP measures included in the Glossary of Terms to be alternatives to measures required in accordance with GAAP. Certain non-GAAP measures should not be viewed as an alternative measure of IVT's financial performance as they may not reflect the operations of the entire portfolio, and they may not reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income (expense), or the level of capital expenditures and leasing costs necessary to maintain the operating performance of IVT's properties that could materially impact IVT's results from operations. Additionally, certain non-GAAP measures should not be considered as an indication of IVT's liquidity, nor as an indication of funds available to cover IVT's cash needs, including IVT's ability to fund distributions, and may not be a useful measure of the impact of long-term operating performance on value if management does not continue to operate the business in the manner currently contemplated. Accordingly, non-GAAP measures should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. Other REITs may use different methodologies for calculating similar non-GAAP measures, and accordingly, IVT's non-GAAP measures may not be comparable to other REITs. Reconciliations of the Company's non-GAAP measures to the most directly comparable GAAP financial measures are included in this supplemental on pages 6 and 7 and definitions of the Company's non-GAAP measures are included in the Glossary of Terms on page 19.

i	Supplemental - Quarter End September 30, 2023

Introductory Notes

Pro Rata Financial Information
As of December 31, 2022, the Company owned a 55% interest in IAGM Retail Fund I, LLC (“IAGM” or “JV”), a joint venture partnership between the Company and PGGM Private Real Estate Fund (“PGGM”). IAGM was formed on April 17, 2013 for the purpose of acquiring, owning, managing, and disposing of retail properties and sharing in the profits and losses from those retail properties and their activities. As of December 31, 2022, IAGM was the Company’s sole joint venture and was unconsolidated.
On January 18, 2023, the Company acquired the four remaining retail properties from IAGM for an aggregate purchase price of $222.3 million by acquiring 100% of the membership interests in each of IAGM's wholly owned subsidiaries. The Company assumed aggregate mortgage debt of $92.5 million and funded the remaining balance with its available liquidity.
Throughout this supplemental, where indicated as “pro rata” the Company has included the results from its ownership share of its joint venture properties when combined with the Company's wholly owned properties, defined as "Pro Rata," with the exception of property and lease count, for the three and nine months ended September 30, 2022 and as of December 31, 2022. As of September 30, 2023, as a result of the Company’s acquisition of the remaining IAGM properties, net assets of IAGM were $7.0 million, inclusive of cash and cash equivalents of $9.2 million, which has been included as part of Pro Rata Cash.
The presentation of pro rata financial information has limitations as an analytical tool, which include but are not limited to: (i) amounts shown on individual line items were calculated by applying the Company's overall economic ownership interest percentage determined when applying the equity method of accounting, and may not represent the Company's legal claim to the assets and liabilities, or the revenues and expenses; and (ii) other REITs may use different methodologies for calculating their pro rata interest. Accordingly, pro rata financial information should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. For additional detail regarding properties previously owned by the JV, see the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in each case as filed with the SEC.
Availability of Information on InvenTrust Properties Corp.'s Website and Social Media Channels
Investors and others should note that InvenTrust routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission filings, press releases, public conference calls, webcasts and the InvenTrust investor relations website. The Company uses these channels as well as social media channels (e.g., the InvenTrust X account (twitter.com/inventrustprop); and the InvenTrust LinkedIn account (linkedin.com/company/inventrustproperties)) as a means of disclosing information about the Company's business to colleagues, investors, and the public. While not all of the information that the Company posts to the InvenTrust investor relations website or on the Company’s social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in InvenTrust to review the information that it shares on www.inventrustproperties.com/investor-relations and on the Company’s social media channels.

ii	Supplemental - Quarter End September 30, 2023

CONTACT:
Dan Lombardo
Vice President of Investor Relations
630-570-0605
dan.lombardo@inventrustproperties.com

InvenTrust Properties Corp. Reports 2023 Third Quarter Results
DOWNERS GROVE, III – November 1, 2023 – InvenTrust Properties Corp. (“InvenTrust” or the “Company”) (NYSE: IVT) today reported financial and operating results for the period ended September 30, 2023. For the three months ended September 30, 2023 and 2022, the Company reported a Net Loss of $0.8 million, or $0.01 per diluted share, compared to Net Income of $0.9 million, or $0.01 per diluted share, respectively.
Third Quarter 2023 Highlights:
•NAREIT FFO of $0.41 per diluted share
•Core FFO of $0.41 per diluted share
•Same Property Net Operating Income (“NOI”) growth of 5.3%
•Leased Occupancy as of September 30, 2023 of 95.1%
•Executed 74 leases totaling approximately 273,000 square feet of GLA, of which 168,000 square feet was executed at a blended comparable lease spread of 9.3%
“InvenTrust’s third quarter operating results continue to reflect robust tenant demand across the portfolio, despite recent pockets of modest retail disruption. We believe this unprecedented demand is undoubtedly due to the high-quality nature of our properties and the sustained demographic drivers within our Sun Belt markets,” stated Daniel (DJ) Busch, President and CEO of InvenTrust. “We also remain committed to our low leverage business model, which affords us the ability to capitalize when appropriate and grow cash flow into the future.”
NET (LOSS) INCOME
•Net Loss for the three months ended September 30 2023 was $0.8 million, or $0.01 per diluted share, compared to Net Income of $0.9 million, or $0.01 per diluted share, for the same period in 2022.
•Net Income for the nine months ended September 30, 2023 was $2.4 million, or $0.04 per diluted share, compared to Net Income of $52.4 million, or $0.77 per diluted share, for the same period in 2022.
NAREIT FFO
•NAREIT FFO for the three months ended September 30, 2023 was $27.6 million, or $0.41 per diluted share, compared to $26.1 million, or $0.39 per diluted share, for the same period in 2022.
•NAREIT FFO for the nine months ended September 30, 2023 was $84.7 million, or $1.25 per diluted share, compared to $88.2 million, or $1.31 per diluted share, for the same period in 2022.
CORE FFO
•Core FFO for the three months ended September 30, 2023 was $27.6 million, or $0.41 per diluted share, compared to $25.2 million, or $0.37 per diluted share, for the same period in 2022.
•Core FFO for the nine months ended September 30, 2023 was $84.1 million, or $1.24 per diluted share, compared to $82.9 million, or $1.23 per diluted share, for the same period in 2022.

iii	Supplemental - Quarter End September 30, 2023

SAME PROPERTY NOI
•Same Property NOI for the three months ended September 30, 2023 was $37.5 million, a 5.3% increase compared to the same period in 2022.
•Same Property NOI for the nine months ended September 30, 2023 was $106.3 million, a 4.4% increase compared to the same period in 2022.
DIVIDEND
•For the quarter ending September 30, 2023, the Board of Directors declared a quarterly cash distribution of $0.2155 per share, paid on October 13, 2023.
PORTFOLIO PERFORMANCE & INVESTMENT ACTIVITY
•As of September 30, 2023, the Company’s Leased Occupancy was 95.1%.
◦Total Anchor Leased Occupancy, which includes spaces greater than or equal to 10,000 square feet, was 96.6% and Small Shop Leased Occupancy was 92.4%. Anchor Leased Occupancy decreased 200 basis points, driven primarily by anchor tenant bankruptcies, and Small Shop Leased Occupancy increased 40 basis points on a sequential basis compared to the previous quarter.
◦Leased to Economic Occupancy spread of 250 basis points, which equates to approximately $6.4 million of base rent on an annualized basis.
•Blended re-leasing spreads for comparable new and renewal leases signed in the third quarter were 9.3%.
•Annualized Base Rent PSF (“ABR”) as of September 30, 2023 was $19.36, an increase of 2.4% compared to the same period in 2022. Anchor Tenant ABR PSF was $12.45 and Small Shop ABR PSF was $32.61 for the third quarter.
•On August 25, 2023, the Company disposed of Trowbridge Crossing, a 63,000 square foot neighborhood center anchored by a Publix in Sandy Springs, Georgia, for a gross disposition price of $11.5 million. The Company recognized a gain on sale of $1.7 million on the sale of this property.
LIQUIDITY AND CAPITAL STRUCTURE
•InvenTrust had $456.6 million of total liquidity, as of September 30, 2023, comprised of $106.6 million of Pro Rata Cash and $350.0 million of availability under its Revolving Credit Facility. As of September 30, 2023, net assets of IAGM were $7.0 million, inclusive of cash and cash equivalents of $9.2 million.
•InvenTrust has $92.5 million of debt maturing in 2023 and $15.7 million of debt maturing in 2024, as of September 30, 2023. On October 17, 2023, the Company extended the maturity of its $92.5 million of mortgage debt maturing in 2023 by exercising one of its two 12-month extension options. The maturity date of the debt is now November 2, 2024.
•As of September 30, 2023, the Company's weighted average interest rate was 3.88% and the weighted average remaining term was 4.1 years.

iv	Supplemental - Quarter End September 30, 2023

2023 GUIDANCE
InvenTrust has updated its 2023 guidance, as summarized in the table below.

(Unaudited, dollars in thousands, except per share amounts)	Current			Previous
Net Income per diluted share (1)	$0.05	—	$0.08	$0.06	—	$0.11
NAREIT FFO per diluted share (2)	$1.66	—	$1.69	$1.64	—	$1.69
Core FFO per diluted share	$1.63	—	$1.65	$1.61	—	$1.64
Same Property NOI (“SPNOI”) Growth	4.25%	—	5.00%	4.00%	—	5.00%
General and administrative	$31,500	—	$32,500	$31,250	—	$32,750
Interest expense, net (3)	$34,000	—	$34,500	$34,000	—	$34,500
Adjustments for uncollectibility (4)	50 bps	—	150 bps	50 bps	—	150 bps
Net investment activity (5)	~ $111,000			~ $150,000
The Company’s 2023 Guidance contemplates the following assumptions:
(1) Net Income per diluted share excludes effects from potential acquisitions or dispositions.
(2) NAREIT FFO per diluted share:
•Excludes effects from potential acquisitions or dispositions.
•Excludes any items that impact NAREIT FFO comparability, including loss on debt extinguishment, non-routine or one-time items of which, in management’s judgement, are not pertinent to measuring on-going operating performance.
•Includes an expectation that some tenants will move from the cash basis of accounting to the accrual basis of accounting, which can result in volatility in straight-line rental income adjustments.
(3) Interest expense, net, excludes amortization of debt discounts and financing costs, and expected interest income of approximately $3.0 million.
(4) Adjustments for uncollectibility are reflected as basis points of expected total revenue.
(5) Net investment activity represents anticipated acquisition activity less disposition activity.
In addition to the foregoing assumptions, the Company's 2023 Guidance incorporates a number of other assumptions that are subject to change and may be outside the control of the Company. For example, the Company’s guidance is inclusive of prior period rent that the Company anticipates collecting. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurances that InvenTrust will achieve these results.

The following table provides a reconciliation of the range of the Company's 2023 estimated net income per diluted share to estimated NAREIT FFO and Core FFO per diluted share:

(Unaudited)	Low End	High End
Net income per diluted share	$0.05	$0.08
Depreciation and amortization related to investment properties	1.65	1.65
Gain on sale of investment properties, net	(0.04)	(0.04)
NAREIT FFO Applicable to Common Shares and Dilutive Securities per diluted share	1.66	1.69
Amortization of market-lease intangibles and inducements, net	(0.05)	(0.05)
Straight-line rent adjustments, net	(0.04)	(0.04)
Amortization of debt discounts and financing costs	0.06	0.06
Adjusting items, net (a)	—	(0.01)
Core FFO Applicable to Common Shares and Dilutive Securities per diluted share	$1.63	$1.65
(a)Adjusting items, net, are primarily depreciation and amortization of corporate assets, and non-operating income and expenses, net, which includes items which are not pertinent to measuring on-going operating performance, such as basis difference recognition arising from acquiring the four remaining properties of the Company’s joint venture, and miscellaneous and settlement income.

This press release does not include a reconciliation of forward-looking SPNOI to forward-looking GAAP Net Income because the Company is unable, without making unreasonable efforts, to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items which could be significant to the Company’s results.

v	Supplemental - Quarter End September 30, 2023

Summary Financial Information
In thousands, except share information and per square foot amounts

	Three Months Ended September 30		Nine Months Ended September 30
	2023	2022	2023	2022
Financial Results

Net (loss) income	$(822)	$936	$2,379	$52,358
Net (loss) income per common share - basic	(0.01)	0.01	0.04	0.78
Net (loss) income per common share - diluted	(0.01)	0.01	0.04	0.77

NAREIT FFO (page 7)	27,565	26,097	84,744	88,201
NAREIT FFO per diluted share	0.41	0.39	1.25	1.31

Core FFO (page 7)	27,642	25,223	84,065	82,875
Core FFO per diluted share	0.41	0.37	1.24	1.23

Same Property NOI (page 6)	37,512	35,632	106,301	101,810

Same Property NOI growth	5.3%	4.4%

Adjusted EBITDA (page 7)	36,152	32,754	109,667	100,746

Distributions declared per share	$0.22	$0.21	$0.65	$0.62

Aggregate distributions declared (as a % of Core FFO)	52.6%	54.9%	51.9%	50.1%

	As of Sept. 30, 2023 (a)	As of Dec. 31, 2022 (a)	As of Dec. 31, 2021 (a)	As of Dec. 31, 2020 (a)
Capital Information
Shares outstanding	67,531,335	67,472,553	67,344,374	71,998,654

Outstanding Debt, net	$834,206	$805,253	$624,289	$688,422
Less: Pro Rata Cash	(106,559)	(164,448)	(79,628)	(249,854)
Net Debt	$727,647	$640,805	$544,661	$438,568

(a) Outstanding debt, net, and Net Debt as of December 31, 2022, 2021 and 2020 are Pro Rata. Pro Rata Cash as of September 30, 2023 includes the Company's share of cash remaining in the JV.

Pro Rata Debt Metrics (trailing 12 months)
Adjusted EBITDA (trailing 12 months)	$141,289	$132,368	$117,273	$117,078
Net Debt-to-Adjusted EBITDA	5.2x	4.8x	4.6x	3.7x
Fixed charge coverage	4.2x	5.0x	6.4x	5.9x
Net debt to real estate assets, excl property acc depr.	27.4%	24.7%	22.0%	17.7%
Net debt to total assets, excl property acc depr.	24.5%	21.3%	19.3%	14.6%

Distributions Paid Per Share		Liquidity and Credit Facility
Q3 2023	$0.21550	Cash	$106,559
Q2 2023	$0.21550	Available under credit facility	350,000
Q1 2023	$0.20520	Total	$456,559
Q4 2022	$0.20520

	Same Property		Same Property		Total Portfolio
	Three Months Ended September 30		Nine Months Ended September 30		Nine Months Ended September 30
	2023	2022	2023	2022	2023	2022 (a)
Portfolio Metrics
No. of properties	55	55	51	51	62	62
GLA (square feet)	8,794	8,794	8,029	8,028	10,324	9,843
Economic Occupancy	92.9%	94.1%	92.6%	93.8%	92.6%	93.5%
Leased Occupancy	95.3%	96.2%	95.0%	96.1%	95.1%	95.6%
ABR PSF	$19.70	$19.10	$20.04	$19.41	$19.36	$18.91

(a) Total Portfolio metrics for the three and nine months ended September 30, 2022 are Pro Rata and have not been recasted to reflect the acquisition of the JV properties in 2023.

1	Supplemental - Quarter End September 30, 2023

Condensed Consolidated Balance Sheets
In thousands, except share and per share amounts

	As of
	September 30, 2023	December 31, 2022
Assets	(unaudited)
Investment properties
Land	$694,668	$650,764
Building and other improvements	1,951,619	1,825,893
Construction in progress	5,083	5,005
Total	2,651,370	2,481,662
Less accumulated depreciation	(442,953)	(389,361)
Net investment properties	2,208,417	2,092,301
Cash, cash equivalents and restricted cash	104,111	137,762
Investment in unconsolidated entities	3,820	56,131
Intangible assets, net	122,767	101,167
Accounts and rents receivable	33,930	34,528
Deferred costs and other assets, net	56,979	51,145
Total assets	$2,530,024	$2,473,034

Liabilities
Debt, net	$834,206	$754,551
Accounts payable and accrued expenses	46,629	42,792
Distributions payable	14,553	13,837
Intangible liabilities, net	31,570	29,658
Other liabilities	31,534	28,287
Total liabilities	958,492	869,125
Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.001 par value, 40,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value, 146,000,000 shares authorized, 67,531,335 shares issued and outstanding as of September 30, 2023 and 67,472,553 shares issued and outstanding as of December 31, 2022	68	67
Additional paid-in capital	5,463,458	5,456,968
Distributions in excess of accumulated net income	(3,921,122)	(3,879,847)
Accumulated comprehensive income	29,128	26,721
Total stockholders' equity	1,571,532	1,603,909
Total liabilities and stockholders' equity	$2,530,024	$2,473,034

2	Supplemental - Quarter End September 30, 2023

Condensed Consolidated Statements of Operations and Comprehensive Income
In thousands, except share and per share information, unaudited

	Three Months Ended September 30		Nine Months Ended September 30
	2023	2022	2023	2022
Income
Lease income, net	$63,716	$57,859	$192,814	$174,562
Other property income	346	304	1,060	886
Other fee income	—	594	80	1,988
Total income	64,062	58,757	193,954	177,436

Operating expenses
Depreciation and amortization	30,318	24,021	85,339	71,055
Property operating	11,070	10,787	31,056	28,256
Real estate taxes	8,781	8,937	27,361	25,595
General and administrative	7,610	7,236	23,389	23,239
Total operating expenses	57,779	50,981	167,145	148,145

Other (expense) income
Interest expense, net	(9,555)	(7,689)	(28,441)	(18,129)
Loss on extinguishment of debt	—	—	—	(96)
Gain on sale of investment properties	1,707	—	2,691	36,856
Equity in earnings (losses) of unconsolidated entities	67	352	(447)	3,784
Other income and expense, net	676	497	1,767	652
Total other (expense) income, net	(7,105)	(6,840)	(24,430)	23,067

Net (loss) income	$(822)	$936	$2,379	$52,358

Weighted-average common shares outstanding - basic	67,531,335	67,427,571	67,521,110	67,398,713
Weighted-average common shares outstanding - diluted	67,531,335	67,547,259	67,720,485	67,558,315

Net (loss) income per common share - basic	$(0.01)	$0.01	$0.04	$0.78
Net (loss) income per common share - diluted	$(0.01)	$0.01	$0.04	$0.77

Distributions declared per common share outstanding	$0.22	$0.21	$0.65	$0.62
Distributions paid per common share outstanding	$0.22	$0.21	$0.64	$0.62

Comprehensive income
Net (loss) income	$(822)	$936	$2,379	$52,358
Unrealized gain on derivatives, net	5,978	11,992	13,496	32,912
Reclassification (to) from net income	(4,213)	(770)	(11,089)	747
Comprehensive income	$943	$12,158	$4,786	$86,017

3	Supplemental - Quarter End September 30, 2023

Condensed Consolidated Supplemental Details of Assets and Liabilities
In thousands

	As of
	September 30, 2023	December 31, 2022
Accounts and rents receivable
Billed base rent, recoveries, and other revenue	$11,648	$14,701
Straight-line rent receivables	22,282	19,827
Total	$33,930	$34,528

Deferred cost and other assets, net
Derivative assets	$29,256	$25,201
Lease commissions, net	14,635	13,834
Other assets	5,001	4,092
Deferred costs, net	4,079	3,089
Right of use assets, net	2,352	2,650
Loan fees, net	1,656	2,279
Total	$56,979	$51,145

Other liabilities
Unearned income	$9,038	$7,155
Deferred revenues	7,844	9,531
Security deposits	7,020	6,318
Other liabilities	4,513	1,997
Operating lease liabilities	3,119	3,265
Financing lease liabilities	—	21
Total	$31,534	$28,287

4	Supplemental - Quarter End September 30, 2023

Condensed Consolidated Supplemental Details of Operations
In thousands

		Three Months Ended September 30		Nine Months Ended September 30
		2023	2022	2023	2022
Income
*	Minimum base rent	$41,559	$36,535	$123,580	$108,309
*	Real estate tax recoveries	7,808	8,137	24,273	23,143
*	Common area maintenance, insurance, and other recoveries	7,913	7,166	22,351	20,462
*	Ground rent income	4,797	3,808	14,304	11,178
	Amortization of market-lease intangibles and inducements, net	629	985	2,717	4,594
*	Short-term and other lease income	661	674	2,610	2,858
	Termination fee income	75	35	819	352
	Straight-line rent adjustment, net	837	709	2,383	2,079
	(Provision for) reversal of uncollectible straight-line rent, net	(107)	48	109	1,046
*	Provision for uncollectible billed rent and recoveries	(461)	(260)	(927)	(640)
*	Reversal of uncollectible billed rent and recoveries	5	22	595	1,181
	Lease income, net	63,716	57,859	192,814	174,562

*	Other property income	346	304	1,060	886

	JV property management fee	—	304	48	1,018
	JV asset management fee	—	215	32	686
	JV leasing commissions	—	75	—	284
	Other fee income	—	594	80	1,988

	Total income	$64,062	$58,757	$193,954	$177,436

Operating Expenses
	Depreciation and amortization	$30,318	$24,021	$85,339	$71,055
*	Property operating	11,070	10,787	31,056	28,256
*	Real estate taxes	8,781	8,937	27,361	25,595

	General and administrative expenses	5,908	6,415	18,695	21,317
	Stock-based compensation costs	2,316	1,595	6,610	4,120
	Capitalized direct development compensation costs	(614)	(774)	(1,916)	(2,198)
	General and administrative	7,610	7,236	23,389	23,239

	Total operating expenses	$57,779	$50,981	$167,145	$148,145

* Component of Net Operating Income

5	Supplemental - Quarter End September 30, 2023

Reconciliation of Non-GAAP Measures
In thousands

Same Property Net Operating Income

	Three Months Ended September 30		Nine Months Ended September 30
	2023	2022	2023	2022
Income
Minimum base rent	$36,597	$35,528	$101,724	$97,363
Real estate tax recoveries	6,997	7,738	20,051	19,948
Common area maintenance, insurance, and other recoveries	6,999	6,844	18,144	17,781
Ground rent income	3,706	3,711	10,159	9,970
Short-term and other lease income	655	655	2,491	2,761
Provision for uncollectible billed rent and recoveries	(461)	(200)	(739)	(528)
Reversal of uncollectible billed rent and recoveries	—	75	395	1,162
Other property income	304	307	886	862
Total income	54,797	54,658	153,111	149,319

Operating Expenses
Property operating	9,497	10,500	24,509	25,255
Real estate taxes	7,788	8,526	22,301	22,254
Total operating expenses	17,285	19,026	46,810	47,509

Same Property NOI	$37,512	$35,632	$106,301	$101,810

% Change over Prior Period	5.3%	4.4%

Same Property count	55	51

Net (Loss) Income to Same Property NOI

	Three Months Ended September 30		Nine Months Ended September 30
	2023	2022	2023	2022
Net (loss) income	$(822)	$936	$2,379	$52,358
Adjustments to reconcile to non-GAAP metrics:
Other income and expense, net	(676)	(497)	(1,767)	(652)
Equity in (earnings) losses of unconsolidated entities	(67)	(352)	447	(3,784)
Interest expense, net	9,555	7,689	28,441	18,129
Loss on extinguishment of debt	—	—	—	96
Gain on sale of investment properties	(1,707)	—	(2,691)	(36,856)
Depreciation and amortization	30,318	24,021	85,339	71,055
General and administrative	7,610	7,236	23,389	23,239
Other fee income	—	(594)	(80)	(1,988)
Adjustments to NOI (a)	(1,434)	(1,777)	(6,028)	(8,071)
NOI	42,777	36,662	129,429	113,526
NOI from other investment properties	(5,265)	(1,030)	(23,128)	(11,716)
Same Property NOI	$37,512	$35,632	$106,301	$101,810
(a)Adjustments to NOI include termination fee income and expense and GAAP Rent Adjustments.

6	Supplemental - Quarter End September 30, 2023

Reconciliation of Non-GAAP Measures, continued
In thousands

NAREIT FFO and Core FFO

	Three Months Ended September 30		Nine Months Ended September 30
	2023	2022	2023	2022
Net (loss) income	$(822)	$936	$2,379	$52,358
Depreciation and amortization related to investment properties	30,094	23,826	84,714	70,444
Gain on sale of investment properties	(1,707)	—	(2,691)	(36,856)
Unconsolidated joint venture adjustments (a)	—	1,335	342	2,255
NAREIT FFO Applicable to Common Shares and Dilutive Securities	27,565	26,097	84,744	88,201
Amortization of market lease intangibles and inducements, net	(629)	(985)	(2,717)	(4,594)
Straight-line rent adjustments, net	(730)	(757)	(2,492)	(3,125)
Amortization of debt discounts and financing costs	1,167	734	3,286	2,075
Adjusting items, net (b)	279	(38)	1,416	18
Unconsolidated joint venture adjusting items, net (c)	(10)	172	(172)	300
Core FFO Applicable to Common Shares and Dilutive Securities	$27,642	$25,223	$84,065	$82,875

Weighted average common shares outstanding - basic	67,531,335	67,427,571	67,521,110	67,398,713
Dilutive effect of unvested restricted shares (d)	—	119,688	199,375	159,602
Weighted average common shares outstanding - diluted	67,531,335	67,547,259	67,720,485	67,558,315

NAREIT FFO Applicable to Common Shares and Dilutive Securities per share	$0.41	$0.39	$1.25	$1.31
Core FFO Applicable to Common Shares and Dilutive Securities per share	$0.41	$0.37	$1.24	$1.23

(a)Represents the Company’s share of depreciation, amortization and gain on sale related to investment properties held in IAGM.
(b)Adjusting items, net, are primarily loss on extinguishment of debt, depreciation and amortization of corporate assets, and non-operating income and expenses, net, which includes items which are not pertinent to measuring on-going operating performance, such as basis difference recognition arising from acquiring the four remaining properties of the Company’s joint venture, and miscellaneous and settlement income.
(c)Represents the Company’s share of amortization of market lease intangibles and inducements, net, straight line rent adjustments, net and adjusting items, net related to IAGM.
(d)For purposes of calculating non-GAAP per share metrics, the same denominator is used as that which would be used in calculating diluted earnings per share in accordance with GAAP.

EBITDA and Adjusted EBITDA

	Three Months Ended September 30		Nine Months Ended September 30
	2023	2022	2023	2022
Net (loss) income	$(822)	$936	$2,379	$52,358
Interest expense, net	9,555	7,689	28,441	18,129
Income tax expense	128	96	388	269
Depreciation and amortization	30,318	24,021	85,339	71,055
Unconsolidated joint venture adjustments (a)	(6)	1,864	417	6,021
EBITDA	39,173	34,606	116,964	147,832
Adjustments to reconcile to Adjusted EBITDA
Gain on sale of investment properties	(1,707)	—	(2,691)	(36,856)
Loss on debt extinguishment	—	—	—	96
Non-operating income and expense, net (b)	55	(233)	791	(689)
Other leasing adjustments (c)	(1,359)	(1,742)	(5,209)	(7,719)
Unconsolidated joint venture adjusting items, net (d)	(10)	123	(188)	(1,918)
Adjusted EBITDA	$36,152	$32,754	$109,667	$100,746
(a)Represents IVT's share of depreciation, amortization, interest expense, net, and income tax expense related to IAGM.
(b)Non-operating income and expense, net, includes other items which are not pertinent to measuring ongoing operating performance, such as basis difference recognition arising from acquiring the four remaining properties of IVT's joint venture, and miscellaneous and settlement income.
(c)Other leasing adjustments includes amortization of above and below market leases and straight-line rent adjustments.
(d)Represents IVT's share of loss on extinguishment of debt, amortization of market lease intangibles and inducements, net, straight line rent adjustments, net and non-operating income and expense, net, related to IAGM.

7	Supplemental - Quarter End September 30, 2023

Summary of Outstanding Debt
In thousands

	Balance as of September 30, 2023	Ratio	Weighted Average Interest Rate	Weighted Average Years to Maturity
Fixed rate secured debt	$171,080	20%	3.12%	2.1
Variable rate secured debt	17,468	2%	6.97%	0.1
Fixed rate unsecured debt	650,000	78%	4.00%	4.7
Issuance costs, net of accumulated amortization	(4,342)	n/a	n/a	n/a
Total consolidated debt, net	$834,206	100%	3.88%	4.1

Schedule of Maturities by Year

	Fixed Rate		Variable Rate		Total Debt, net
Maturity Year	Secured Debt	Unsecured Debt	Secured Debt	Unsecured Debt
2023	$75,000	$—	$17,468	$—	$92,468
2024	15,700	—	—	—	15,700
2025	22,880	—	—	—	22,880
2026	—	200,000	—	—	200,000
2027	26,000	200,000	—	—	226,000
Thereafter	31,500	250,000	—	—	281,500
Issuance costs, net of amortization	—	—	—	—	(4,342)
Total	$171,080	$650,000	$17,468	$—	$834,206
Debt Maturities as of September 30, 2023

	Maturity Date	Interest Rate	Interest Rate Type	Balance
Mortgages Payable
The Highlands of Flower Mound	12/1/2025	3.88%	Fixed	$22,880
Escarpment Village	7/1/2027	3.86%	Fixed	26,000
Shops at Arbor Trails	12/5/2029	4.12%	Fixed	31,500
Total				80,380

Pooled Mortgages Payable
Plantation Grove	6/5/2024	4.24%	Fixed	7,300
Suncrest Village	6/5/2024	4.24%	Fixed	8,400
Total				15,700

Cross collateralized (a)	11/2/2023	2.00% (b)	Fixed	45,000
Cross collateralized (a)	11/2/2023	1.97% (b)	Fixed	30,000
Cross collateralized (a)	11/2/2023	1M SOFR + 1.65% (c)	Variable	17,468
Total				92,468

Total mortgages payable		3.48%		188,548

Term Loans
$200.0 million 5 years	9/22/2026	2.71% (b)	Fixed	100,000
$200.0 million 5 years	9/22/2026	2.72% (b)	Fixed	100,000
$200.0 million 5.5 years	3/22/2027	2.77% (b)	Fixed	50,000
$200.0 million 5.5 years	3/22/2027	2.76% (b)	Fixed	50,000
$200.0 million 5.5 years	3/22/2027	4.99% (b) (d)	Fixed	100,000
Total				400,000

Senior Notes
$150.0 million	8/11/2029	5.07%	Fixed	150,000
$100.0 million	8/11/2032	5.20%	Fixed	100,000
Total				250,000

Grand total		3.88%		$838,548
(a)The pooled mortgage is cross collateralized by four properties and has two 12-month extension options. On October 17, 2023, the Company extended the maturity of the $92.5 million of debt by exercising one of its two extension options. The maturity date of the debt is now November 2, 2024.
(b)Interest rates reflect the fixed rates achieved through the Company's interest rate swaps.
(c)As of September 30, 2023, 1-Month Term SOFR was 5.32%.
(d)As of April 3, 2023, variable rate was swapped to an all-in fixed rate of 4.99% through the maturity date.

8	Supplemental - Quarter End September 30, 2023

Consolidated Debt Covenants, Interest Rate Swaps, and Capital Expenditures
Unaudited, dollars in thousands

Debt Covenants (trailing 12 months)

			For the quarter ended
Description	Term Loan Covenants	Senior Note Covenants	Q3 2023	Q2 2023	Q1 2023	Q4 2022

Leverage Ratio	< 60.0%	< 60.0%	29.7%	29.6%	29.5%	28.9%
Fixed Charge Coverage Ratio	> 1.50	> 1.50	4.06	4.07	4.28	4.8
Maximum Dividend Payout	< 95%	N/A	52.3%	52.4%	51.1%	49.4%
Maximum Secured Recourse Debt	< 10% of Total Asset Value	< 10% of Total Asset Value	—%	—%	—%	—%
Unsecured Interest Coverage Ratio	> 1.75	> 1.75	5.43	5.10	4.97	3.67
Unsecured Leverage Ratio	< 60%	< 60%	28.9%	29.1%	29.7%	31.0%

Interest Rate Swaps

The Company is party to four interest rate forward swap agreements, which address the periods between the maturity dates of the four effective swaps and the maturity dates of the Amended Term Loan Agreement. In tandem, the interest rate swaps effectively fix the interest rates for a constant notional amount through the maturity dates of the Amended Term Loan Agreement.

On January 18, 2023, the Company acquired IAGM's two interest rate swap agreements, which achieve fixed interest rates on an aggregate notional amount of $75.0 million of the assumed pooled mortgage, each priced in 1-Month Term SOFR.

On March 16, 2023, the Company entered into one interest rate swap agreement with a notional amount of $100.0 million at 3.69%, achieving an all-in fixed interest rate of 4.99%. As of the effective date of April 3, 2023, the entirety of the Company's variable rate term loans was swapped to fixed rates through the maturity dates of the Amended Term Loan Agreement.

Effective Interest Rate Swaps	Effective Date	Maturity Date	InvenTrust Receives	InvenTrust Pays Fixed Rate of	Fixed Rate Achieved	Notional Amount
5 year term loan	12/2/2019	12/21/2023	1-Month SOFR	1.41%	2.71%	$100,000
5 year term loan	12/2/2019	12/21/2023	1-Month SOFR	1.42%	2.72%	100,000
5.5 year term loan	12/2/2019	6/21/2024	1-Month SOFR	1.46%	2.76%	50,000
5.5 year term loan	12/2/2019	6/21/2024	1-Month SOFR	1.47%	2.77%	50,000
Pooled mortgage	1/18/2023	11/2/2023	1-Month SOFR	0.35%	2.00%	45,000
Pooled mortgage	1/18/2023	11/2/2023	1-Month SOFR	0.32%	1.97%	30,000
5.5 year term loan	4/3/2023	3/22/2027	1-Month SOFR	3.69%	4.99%	100,000
						$475,000

Forward Interest Rate Swaps	Effective Date	Maturity Date	InvenTrust Receives	InvenTrust Pays Fixed Rate of	Fixed Rate Achieved	Notional Amount
5 year term loan	12/21/2023	9/22/2026	1-Month SOFR	1.51%	2.81%	$100,000
5 year term loan	12/21/2023	9/22/2026	1-Month SOFR	1.51%	2.81%	100,000
5.5 year term loan	6/21/2024	3/22/2027	1-Month SOFR	1.54%	2.84%	50,000
5.5 year term loan	6/21/2024	3/22/2027	1-Month SOFR	1.48%	2.78%	50,000
						$300,000

Capital Expenditures

	Three Months Ended September 30		Nine Months Ended September 30
	2023	2022	2023	2022
Leasing and Maintenance Capital Expenditures:
Tenant improvements	$2,232	$1,318	$5,687	$4,796
Leasing commissions	678	1,453	2,518	3,732
Maintenance capital expenditures	5,707	2,737	14,944	9,672
Total leasing and maintenance capital expenditures (a)	8,617	5,508	23,149	18,200
Investment in development and redevelopment projects (b)	538	2,599	3,160	9,238
Grand total	$9,155	$8,107	$26,309	$27,438

(a)As of September 30, 2023 and 2022, total accrued leasing and maintenance capital expenditures are $3,718 and $4,023, respectively. These accrued amounts are not reflected in the table above.
(b)As of September 30, 2023 and 2022, total accrued investment in development and redevelopment projects are $118 and $301, respectively. These accrued amounts are not reflected in the table above.

9	Supplemental - Quarter End September 30, 2023

Markets and Tenant Size
GLA and dollar amounts in thousands, except per square foot amounts

Market	No. of Properties	Leased Occupancy	ABR	ABR psf	ABR as % of Total	GLA	GLA as % of Total
Austin-Round Rock, TX	8	94.9%	$32,398	$16.64	17.4%	2,056	19.9%
Houston-Sugar Land-Baytown, TX	6	93.7%	20,615	16.22	11.2%	1,409	13.6%
Miami-Fort Lauderdale-Miami Beach, FL	3	98.0%	18,634	23.13	10.1%	859	8.3%
Atlanta Metro Area, GA	9	97.9%	18,451	20.55	10.0%	995	9.6%
Dallas-Fort Worth-Arlington, TX	7	98.5%	17,553	19.63	9.5%	939	9.1%
Raleigh-Cary-Durham, NC	5	96.6%	13,185	19.89	7.1%	688	6.7%
So. California - Los Angeles, CA	3	94.0%	11,342	21.04	6.1%	579	5.6%
Charlotte-Gastonia-Concord, NC	4	93.7%	9,414	19.89	5.1%	515	5.0%
Orlando-Kissimmee, FL	4	99.0%	8,702	23.91	4.7%	378	3.7%
Tampa-St. Petersburg, FL	3	88.9%	8,476	13.12	4.6%	753	7.3%
Washington D.C/Richmond Metro Area	3	90.1%	8,432	26.59	4.6%	358	3.5%
San Antonio, TX	2	95.1%	6,087	25.78	3.3%	261	2.5%
So. California - San Diego, CA	2	100%	5,883	26.41	3.2%	225	2.2%
So. California - Inland Empire, CA	2	86.9%	5,102	24.14	2.8%	246	2.4%
Cape Coral-Fort Myers, FL	1	98.0%	573	9.67	0.3%	63	0.6%
Total	62	95.1%	$184,847	$19.36	100%	10,324	100%

State	No. of Properties	Leased Occupancy	ABR	ABR psf	ABR as % of Total	GLA	GLA as % of Total
Texas	23	95.3%	$76,653	$17.63	41.4%	4,665	45.1%
Florida	11	94.8%	36,385	19.40	19.7%	2,053	19.9%
North Carolina	9	95.4%	22,599	19.89	12.2%	1,203	11.7%
California	7	93.6%	22,327	22.94	12.1%	1,050	10.2%
Georgia	9	97.9%	18,451	20.55	10.0%	995	9.6%
Maryland/Virginia	3	90.1%	8,432	26.59	4.6%	358	3.5%
Total	62	95.1%	$184,847	$19.36	100%	10,324	100%

Tenant type	Economic Occupancy	Leased Occupancy	ABR	ABR PSF	GLA
20,000 SF+ (a)	95.1%	96.7%	$59,780	$11.19	5,618
10,000 - 19,999 SF (a)	92.6%	95.8%	18,296	19.67	1,004
5,000 - 9,999 SF (b)	87.1%	91.1%	16,706	26.54	732
1 - 4,999 SF (b)	89.0%	92.8%	90,065	34.06	2,970
Total	92.6%	95.1%	$184,847	$19.36	10,324

Anchor Tenants (a)	94.7%	96.6%	$78,076	$12.45	6,622
Small Shops (b)	88.7%	92.4%	$106,771	$32.61	3,702
(a)Tenants with square footage greater than or equal to 10,000 square feet are considered Anchor Tenants.
(b)Tenants with square footage less than 10,000 square feet are considered Small Shops.

10	Supplemental - Quarter End September 30, 2023

Top 25 Tenants by Total ABR and Tenant Merchandise Mix
In thousands

	Parent Name	Tenant Name/Count	No. of Leases	Credit Rating (S&P)	ABR	% of Total ABR	GLA	% of Total Occ.GLA
1	Kroger	Kroger 7 / Kroger Gas 1 / Harris Teeter 4 / Ralphs 3	15	BBB	$9,676	5.2%	864	8.4%
2	Publix Super Markets, Inc.	Publix 11 / Publix Liquor 3	14	N/A	6,202	3.4%	541	5.2%
3	TJX Companies	Marshalls 7 / HomeGoods 5 / TJ Maxx 2	14	A	4,872	2.6%	397	3.8%
4	Albertsons	Tom Thumb 2 / Safeway 1 / Market Street 2 /Albertsons 1	6	BB+	4,303	2.3%	365	3.5%
5	H.E.B.	H.E.B. 4 / H.E.B. Staff Office 1	5	N/A	4,220	2.3%	447	4.3%
6	Amazon, Inc.	Whole Foods Market 5	5	AA	2,701	1.5%	194	1.9%
7	BC Partners	PetSmart 7	7	B+	2,436	1.3%	151	1.5%
8	Best Buy		4	BBB+	2,270	1.2%	138	1.3%
9	Apollo Global Management, Inc.	Michaels 7	7	A-	2,052	1.1%	161	1.6%
10	Ulta Beauty Inc.		8	N/A	2,028	1.1%	83	0.8%
11	Dick's Sporting Goods, Inc.	Dick's Sporting Goods 2 / Going, Going, Gone 1	3	BBB	1,876	1.0%	171	1.7%
12	Costco Wholesale		2	A+	1,735	0.9%	298	2.9%
13	Trader Joe's		4	N/A	1,703	0.9%	51	0.5%
14	Five Below, Inc.		9	N/A	1,675	0.9%	86	0.8%
15	Bank of America		7	A-	1,654	0.9%	39	0.4%
16	Wells Fargo		9	BBB+	1,546	0.8%	37	0.4%
17	Ross Dress For Less		4	BBB+	1,453	0.8%	120	1.2%
18	Massage Envy		13	N/A	1,417	0.8%	44	0.4%
19	Petco Health and Wellness Company, Inc.	Petco 6	6	B+	1,364	0.7%	79	0.8%
20	DSW, Inc.		4	N/A	1,296	0.7%	73	0.7%
21	Sprouts Farmers Market		2	N/A	1,266	0.7%	56	0.5%
22	Xponential Fitness	Club Pilates 5 / CycleBar 4 / Pure Barre 3 /StrechLab 3 / YogaSix 2 / Rumble 1	18	N/A	1,219	0.7%	36	0.4%
23	Kingswood Capital Management	World Market 5	5	N/A	1,168	0.6%	91	0.9%
24	Truist Bank		5	A	1,163	0.6%	26	0.2%
25	JP Morgan Chase	Chase Bank 7	7	A	1,084	0.6%	36	0.3%
	Totals		183		$62,379	33.6%	4,584	44.4%

Tenant Merchandise Mix

Tenant Category	ABR Portfolio	% of Total ABR
Grocery / Drug Stores	$36,887	20.0%
Quick Service Restaurants	22,778	12.3%
Personal Health and Beauty Services	20,695	11.2%
Medical	16,983	9.2%
Full Service Restaurants	15,470	8.4%
Off Price	9,648	5.2%
Banks	8,850	4.8%
Apparel / Accessories	8,528	4.6%
Fitness	6,815	3.7%
Pets	6,135	3.3%
Office / Communications	6,063	3.3%
Hobby / Sports	5,610	3.0%
Home	5,146	2.8%
Other Essential Retail / Services	4,715	2.6%
Other	4,592	2.5%
Office (Non Financial, Non-Medical)	2,467	1.3%
Entertainment	1,901	1.0%
Hardware / Auto	1,564	0.8%

	$184,847	100%

11	Supplemental - Quarter End September 30, 2023

Comparable and Non-Comparable Lease Statistics
GLA in thousands

The following tables summarize the leasing activity for leases that were executed during the nine months ended September 30, 2023. In the Company's Retail Portfolio, IVT had GLA totaling 628 thousand square feet expiring during the nine months ended September 30, 2023, of which 556 thousand square feet was re-leased to the in-place tenant. This achieved a retention rate of approximately 89%.

For the nine months ended September 30, 2023
	No. of Leases Executed	GLA	ABR PSF (a)	Prior ABR PSF (a)	% Change over Prior Lease (a)	WA Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)

All Tenants
Comparable Renewal Leases	137	510	$24.91	$23.27	7.0%	5.3	$0.62	$—
Comparable New Leases	17	35	35.67	32.10	11.1%	9.1	21.65	14.04
Non-Comparable Renewal and New Leases	59	319	23.73	N/A	N/A	7.4	14.07	7.35
Total	213	864	$25.60	$23.84	7.4%	6.2	$6.44	$3.28
(a)Non-comparable leases are not included in totals.
Trailing Four Quarters ended September 30, 2023
	No. of Leases Executed	GLA	ABR PSF	Prior ABR PSF	% Change over Prior Lease	WA Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)

Comparable Leases
Total New and Renewal Leases
Q3 2023	53	168	$28.66	$26.23	9.3%	5.8	$2.61	$1.14
Q2 2023	53	244	20.82	19.67	5.8%	5.2	1.14	0.54
Q1 2023	48	133	30.53	28.50	7.1%	5.7	2.68	1.26
Q4 2022	38	332	16.97	16.00	6.1%	8.4	3.81	0.65
Total	192	877	$22.33	$20.87	7.0%	6.6	$2.67	$0.81

	No. of Leases Executed	GLA	ABR PSF	Prior ABR PSF	% Change over Prior Lease	WA Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)
New Leases
Q3 2023	8	17	$35.65	$30.71	16.1%	9.4	$24.05	$11.35
Q2 2023	5	8	36.68	31.81	15.3%	7.9	9.41	15.90
Q1 2023	4	10	34.85	34.75	0.3%	9.7	27.91	17.11
Q4 2022	4	62	11.73	9.83	19.3%	15.1	20.57	3.50
Total	21	97	$20.40	$17.90	14.0%	12.9	$20.96	$7.32

	No. of Leases Executed	GLA	ABR PSF	Prior ABR PSF	% Change over Prior Lease	WA Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)
Renewals
Q3 2023	45	151	$27.88	$25.72	8.4%	5.4	$0.21	$—
Q2 2023	48	236	20.26	19.25	5.2%	5.1	0.85	—
Q1 2023	44	123	30.19	28.00	7.8%	5.4	0.68	—
Q4 2022	34	270	18.17	17.40	4.4%	6.9	—	—
Total	171	780	$22.57	$21.24	6.3%	5.8	$0.40	$—

	No. of Leases Executed	GLA	ABR PSF			WA Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)
Non-Comparable Leases
Q3 2023	21	105	$25.49			8.7	$19.25	$11.63
Q2 2023	24	103	24.79			8.9	17.14	8.10
Q1 2023	14	112	21.10			4.7	6.38	2.64
Q4 2022	14	103	11.91			4.2	13.30	4.84
Total	73	423	$20.84			6.6	$13.88	$6.74

12	Supplemental - Quarter End September 30, 2023

Tenant Lease Expirations
GLA and ABR in thousands, except per square foot amounts

Anchor Tenants

Lease Expiration Year	No. of Expiring Leases	GLA of Expiring Leases (square feet)	Percent of Total GLA of Expiring Leases	ABR of Expiring Leases	Percent of Total ABR	Expiring ABR PSF (a)
2023	2	83	1.3%	$402	0.5%	$4.84
2024	15	388	6.2%	5,161	6.4%	13.30
2025	19	811	12.9%	9,040	11.2%	11.15
2026	16	478	7.6%	6,260	7.8%	13.10
2027	40	1,342	21.4%	19,605	24.5%	14.61
2028	24	579	9.2%	8,432	10.5%	14.56
2029	18	547	8.7%	6,846	8.5%	12.52
2030	8	204	3.3%	2,991	3.7%	14.66
2031	6	294	4.7%	2,659	3.3%	9.04
2032	9	345	5.5%	4,537	5.6%	13.15
Thereafter	27	1,202	19.2%	14,437	18.0%	12.01
Other (b)	—	—	—%	—	—%	—
Totals	184	6,273	100%	$80,370	100%	$12.81
Vacant space		349
Total		6,622

Small Shops

2023	25	60	1.8%	$1,680	1.4%	$28.00
2024	125	308	9.5%	10,066	8.6%	32.68
2025	152	339	10.3%	10,987	9.5%	32.41
2026	200	497	15.2%	16,329	14.1%	32.86
2027	226	545	16.6%	19,237	16.6%	35.30
2028	186	443	13.5%	15,961	13.7%	36.03
2029	109	314	9.6%	10,936	9.4%	34.83
2030	66	168	5.1%	6,507	5.6%	38.73
2031	67	206	6.3%	7,771	6.7%	37.72
2032	82	207	6.3%	8,225	7.1%	39.73
Thereafter	56	157	4.8%	7,401	6.4%	47.14
Other (b)	10	33	1.0%	1,024	0.9%	31.03
Totals	1,304	3,277	100%	$116,124	100%	$35.44
Vacant space		425
Total		3,702

Total

2023	27	143	1.5%	$2,082	1.1%	$14.56
2024	140	696	7.3%	15,227	7.8%	21.88
2025	171	1,150	12.0%	20,027	10.2%	17.41
2026	216	975	10.2%	22,589	11.5%	23.17
2027	266	1,887	19.9%	38,842	19.8%	20.58
2028	210	1,022	10.7%	24,393	12.4%	23.87
2029	127	861	9.0%	17,782	9.0%	20.65
2030	74	372	3.9%	9,498	4.8%	25.53
2031	73	500	5.2%	10,430	5.3%	20.86
2032	91	552	5.8%	12,762	6.5%	23.12
Thereafter	83	1,359	14.2%	21,838	11.1%	16.07
Other (b)	10	33	0.3%	1,024	0.5%	31.03
Totals	1,488	9,550	100%	$196,494	100%	$20.58
Vacant space		774
Total		10,324
(a)Expiring ABR PSF reflects ABR PSF at the time of lease expiration.
(b)Other lease expirations include the GLA, ABR and ABR PSF of month-to-month leases.

13	Supplemental - Quarter End September 30, 2023

Acquisitions and Dispositions
Dollars and GLA in thousands

Acquisitions

Date	Property Name	Market	Acquisition Price	GLA	Leased Occ.	Anchor Tenants (a)

1/18/23	Bay Colony (b)	Houston-Sugar Land-Baytown, TX	$79,100	416	93.0%	HEB, Kohl's, Petco, Social Security Administration, The University of Texas Medical Branch, Walgreens
1/18/23	Blackhawk Town Center (b)	Houston-Sugar Land-Baytown, TX	26,300	127	99.1%	HEB, Walgreens
1/18/23	Cyfair Town Center (b)	Houston-Sugar Land-Baytown, TX	79,200	433	92.3%	Kroger, Cinemark USA, Crunch Fitness, J.C. Penney
1/18/23	Stables Town Center (b)	Houston-Sugar Land-Baytown, TX	37,000	148	94.5%	Kroger
6/2/23	The Shoppes at Davis Lake	Charlotte-Gastonia-Concord, NC	22,400	91	97.2%	Harris Teeter
			$244,000	1,215
(a)Grocers listed first and bolded, remaining anchor tenants are shown alphabetically.
(b)These retail properties were acquired from the JV.

Dispositions

Date	Property Name	Market	Disposition Price	GLA	Leased Occ.	Anchor Tenants (a)

6/20/23	Shops at the Galleria (b)	Austin-Round Rock, TX	$1,692	—	—%	N/A
8/25/23	Trowbridge Crossing	Atlanta Metro Area	11,450	63	95.4%	Publix
			$13,142	63
(a)Grocers listed first and bolded.
(b)This disposition was related to the completion of a partial condemnation at one retail property.

Joint Venture Dispositions

Ownership	Date	Property Name	Market	Disposition Price (a)	GLA (a)	Leased Occ.	Anchor Tenants (b)

55%	1/18/23	Bay Colony	Houston-Sugar Land-Baytown, TX	$79,100	416	93.0%	HEB, Kohl's, Petco, Social Security Administration, The University of Texas Medical Branch, Walgreens
55%	1/18/23	Blackhawk Town Center	Houston-Sugar Land-Baytown, TX	26,300	127	99.1%	HEB, Walgreens
55%	1/18/23	Cyfair Town Center	Houston-Sugar Land-Baytown, TX	79,200	433	92.3%	Kroger, Cinemark USA, Crunch Fitness, J.C. Penney
55%	1/18/23	Stables Town Center	Houston-Sugar Land-Baytown, TX	37,000	148	94.5%	Kroger
				$221,600	1,124
(a)Disposition Price and GLA for the Joint Venture Disposition activity are reflected at 100%.
(b)Grocers listed first and bolded, remaining anchor tenants are shown alphabetically.

14	Supplemental - Quarter End September 30, 2023

Development Pipeline
In thousands

Active Redevelopments			Estimated Completion Quarter (a)	Projected Incremental Costs		Estimated Incremental Yield on Cost
Property Name	Market	Project Description			Costs to Date
Southern Palm Crossing	Miami-Fort Lauderdale-Miami Beach, FL	Redevelopment of a former bank building for a freestanding building with a drive-through.	2Q - 2024	$1,400	$900
Buckhead Crossing	Atlanta Metro Area, GA	Anchor space repositioning, including re-merchandising of the shopping center.	2Q - 2024	800	100
Pavilion at LaQuinta	So. California - Inland Empire	Redevelopment of a freestanding building.	3Q - 2024	625	500
Sarasota Pavilion	Tampa-St. Petersburg, FL	Redevelopment of a pre-existing single tenant building to a multi-tenant building.	3Q - 2025	8,100	50
Sandy Plains Centre	Atlanta Metro Area, GA	Redevelopment and expansion of the shopping center.	4Q - 2025	3,200	150
Totals				$14,125	$1,700	7-10%

(a) The Company's estimated timing of completion may be impacted by factors outside of management's control, including global supply constraints or government restrictions.

Recently Completed Redevelopments
Property Name	Market	Project Description	Completion Quarter	Completed Costs
Cyfair Town Center	Houston-Sugar Land-Baytown, TX	Outparcel redevelopment to include a drive-through.	3Q - 2023	$650
Eldridge Town Center	Houston-Sugar Land-Baytown, TX	Demolition of bank building and ground up construction of freestanding Chipotle building with a drive-through.	3Q - 2022	$1,600
Cyfair Town Center	Houston-Sugar Land-Baytown, TX	Renovation and re-merchandising of center including façade and common area enhancements, upgraded signage and rebranding.	3Q - 2022	$2,600
Suncrest Village	Orlando-Kissimmee, FL	Redevelopment of center including demolition and expansion of the Publix grocery store, upgrades to the facade, signage enhancement, and common area improvements.	3Q - 2022	$10,800

Potential Developments and Redevelopments
Projects listed below are in various stages of planning and may or may not commence due to a number of factors.
Property Name	Market	Project Description
Gateway Market Center	Tampa-St. Petersburg, FL	Extensive repositioning and reconfiguration of the shopping center to right size anchor space, add freestanding buildings and improve vehicular access.
Garden Village	So. California - Los Angeles, CA	Demolition of outparcel buildings and reconstruction for freestanding buildings with drive-throughs.
Kyle Marketplace	Austin-Round Rock, TX	New development, including addition of outparcel buildings.
Antoine Town Center	Houston-Sugar Land-Baytown, TX	New development, including addition of an outparcel building with a drive-through.
Sarasota Pavilion	Tampa-St. Petersburg, FL	Anchor space repositioning, including re-merchandising of the shopping center and outparcel development.
Westpark Shopping Center	Washington D.C./Richmond Metro Area	New development, including addition of outparcel buildings.
River Oaks Shopping Center	So. California - Los Angeles, CA	Redevelopment of an outparcel and common area improvements.
Buckhead Crossing	Atlanta Metro Area, GA	Anchor space repositioning, including re-merchandising of the shopping center and addition of a freestanding building.
Shops at Arbor Trails	Austin-Round Rock, TX	Redevelopment of an outparcel and common area improvements.
Bay Landing	Cape Coral-Fort Myers, FL	New development of building area adjacent to existing stores.
The Parke	Austin-Round Rock, TX	Anchor repositioning and expansion.
Pavilion at LaQuinta	So. California - Inland Empire	Anchor repositioning.
Bay Colony	Houston-Sugar Land-Baytown, TX	Redevelopment of an existing outparcel building.
Plantation Grove	Orlando-Kissimmee	Redevelopment and expansion of the shopping center.
Custer Creek	Dallas-Fort Worth-Arlington	Redevelopment of an outparcel and common area improvements.

15	Supplemental - Quarter End September 30, 2023

Property Summary, by State and Market
GLA in thousands

	Name	Market	State	Center Type (a)	GLA	Leased Occupancy	ABR PSF	Grocery Anchor (b)	Major Anchors (c)
1	Bear Creek Village Center	So. California - Inland Empire	CA	N	80	100%	$25.55	Yes	Stater Brothers
2	Pavilion at LaQuinta	So. California - Inland Empire	CA	P	166	80.5%	$23.28	Yes	Sprouts Farmers Market, Best Buy, DSW, OfficeMax
3	Garden Village	So. California - Los Angeles	CA	N	117	90.2%	$18.49	Yes	Albertson's, Rite Aid
4	River Oaks	So. California - Los Angeles	CA	C	275	96.1%	$21.08	Yes	Sprouts Farmers Market, Target, Big 5 Sporting Goods, Five Below, Total Wine & More, Ulta
5	Stevenson Ranch	So. California - Los Angeles	CA	C	187	93.5%	$22.50	Yes	Ralphs, Furniture Design Center, LA Fitness, PetSmart
6	Campus Marketplace	So. California - San Diego	CA	N	144	100%	$31.29	Yes	Ralphs, CVS, Discovery Isle Child Development Center
7	Old Grove Marketplace	So. California - San Diego	CA	N	81	100%	$17.93	Yes	Ralphs, Lowe's*
	Total CA				1,050	93.6%	$22.94

8	Bay Landing (e)	Cape Coral - Fort Meyers	FL	N	63	98.0%	$9.67	Yes	The Fresh Market, HomeGoods
9	PGA Plaza Palm Beach Gardens	Miami-Ft Lauderdale-Miami Beach	FL	C	121	96.8%	$35.32	Yes	Trader Joe's, Marshalls, Ulta
10	Southern Palm Crossing	Miami-Ft Lauderdale-Miami Beach	FL	P	345	100%	$17.01	Yes	Costco Wholesale, Going Going Gone, Marshalls
11	Westfork & Paraiso	Miami-Ft Lauderdale-Miami Beach	FL	N	393	96.6%	$24.96	Yes	Costco Wholesale*, Publix, Baptist Outpatient Services, Dollar Tree, Pembroke Pink Imaging, Petco, Regal Cinemas, Ross Dress for Less, Skechers, TJ Maxx, Ulta
12	Lakeside & Lakeside Crossing	Orlando - Kissimmee	FL	N	76	100%	$47.18	Yes	Trader Joe's
13	Plantation Grove	Orlando - Kissimmee	FL	N	74	98.1%	$15.60	Yes	Publix
14	Rio Pinar Plaza	Orlando - Kissimmee	FL	N	131	98.1%	$19.00	Yes	Publix, Planet Fitness
15	Suncrest Village	Orlando - Kissimmee	FL	N	97	100.0%	$18.34	Yes	Publix, Orange County Tax Collector
16	Gateway Market Center	Tampa - St. Petersburg	FL	P	231	95.1%	$10.81	Yes	Publix, Target*, Beall's, HomeGoods, Party City, PetSmart, TJ Maxx
17	Peachland Promenade	Tampa - St. Petersburg	FL	N	177	97.0%	$14.69	Yes	Publix, Goodwill, My Salon Suite, Planet Fitness
18	Sarasota Pavilion	Tampa - St. Petersburg	FL	P	345	80.6%	$14.06	Yes	Publix, Bank of America, Beall's, Marshalls, Michaels, PetSmart, Ross Dress for Less, Truist Bank
	Total FL				2,053	94.8%	$19.40

19	Buckhead Crossing	Atlanta Metro Area	GA	P	221	97.3%	$21.37	No	HomeGoods, Marshalls, Michaels, Office Depot, Ross Dress for Less, The Tile Shop
20	Coweta Crossing	Atlanta Metro Area	GA	N	68	100%	$11.04	Yes	Publix
21	Kennesaw Marketplace	Atlanta Metro Area	GA	C	130	100%	$35.48	Yes	Whole Foods Market, Academy Sports + Outdoors*, Guitar Center*, Hobby Lobby*, Petco*
22	Plaza Midtown	Atlanta Metro Area	GA	N	70	100%	$27.67	Yes	Publix
23	Rose Creek	Atlanta Metro Area	GA	N	70	100%	$11.44	Yes	Publix
24	Sandy Plains Centre	Atlanta Metro Area	GA	C	131	95.8%	$23.44	Yes	Kroger, Pet Supplies Plus, Walgreens*
25	The Centre on Hugh Howell	Atlanta Metro Area	GA	N	83	94.3%	$21.58	No	Crunch Fitness
26	Thomas Crossroads	Atlanta Metro Area	GA	N	105	95.0%	$10.09	Yes	Kroger
27	Windward Commons	Atlanta Metro Area	GA	N	117	99.9%	$15.31	Yes	Kroger
	Total GA				995	97.9%	$20.55

28	The Shops at Town Center	Washington D.C/Richmond Metro Area	MD	N	125	97.3%	$30.39	Yes	Safeway
29	Travilah Square Shopping Center	Washington D.C/Richmond Metro Area	MD	N	56	96.0%	$49.12	Yes	Trader Joe's
30	Westpark Shopping Center	Washington D.C/Richmond Metro Area	VA	C	177	83.1%	$15.99	Yes	Publix, Planet Fitness, The Tile Shop
	Total MD/VA				358	90.1%	$26.59

31	Eastfield Village (d)	Charlotte-Gastonia-Concord	NC	N	96	96.1%	$17.67	Yes	Food Lion, Gold's Gym
32	Northcross Commons	Charlotte-Gastonia-Concord	NC	N	63	100%	$26.74	Yes	Whole Foods Market
33	Sycamore Commons	Charlotte-Gastonia-Concord	NC	P	265	90.6%	$20.13	Yes	Costco Wholesale*, Best Buy, Dick's Sporting Goods, Lowe's*, Michaels, Old Navy, Ulta, World Market
34	The Shoppes at Davis Lake (d)	Charlotte-Gastonia-Concord	NC	N	91	96.0%	$16.73	Yes	Harris Teeter

16	Supplemental - Quarter End September 30, 2023

Property Summary, by State and Market
GLA in thousands

	Name	Market	State	Center Type (a)	GLA	Leased Occupancy	ABR PSF	Grocery Anchor (b)	Major Anchors (c)
35	Bent Tree Plaza	Raleigh-Cary-Durham	NC	N	80	100%	$14.87	Yes	Food Lion
36	Cary Park Town Center	Raleigh-Cary-Durham	NC	N	93	100%	$17.43	Yes	Harris Teeter, CVS
37	Commons at University Place	Raleigh-Cary-Durham	NC	N	92	100%	$16.97	Yes	Harris Teeter, CVS
38	Renaissance Center	Raleigh-Cary-Durham	NC	P	363	93.6%	$23.09	No	Ashley HomeStore, Best Buy, Nordstrom Rack, Old Navy, Popshelf, REI, Ulta, UNC Health Care, World Market
39	The Pointe at Creedmoor	Raleigh-Cary-Durham	NC	N	60	100%	$16.82	Yes	Harris Teeter
	Total NC				1,203	95.4%	$19.89

40	Escarpment Village (e)	Austin-Round Rock	TX	N	170	100%	$21.79	Yes	HEB
41	Kyle Marketplace	Austin-Round Rock	TX	C	225	100%	$17.26	Yes	HEB
42	Market at Westlake	Austin-Round Rock	TX	N	30	100%	$21.69	No	Walgreens
43	Scofield Crossing	Austin-Round Rock	TX	N	95	96.0%	$17.40	Yes	Hana World Market, Goodwill
44	Shops at Arbor Trails (e)	Austin-Round Rock	TX	C	357	98.1%	$13.73	Yes	Costco Wholesale, Whole Foods Market, Haverty's Furniture, Marshalls
45	Shops at the Galleria	Austin-Round Rock	TX	P	537	95.2%	$14.17	No	Best Buy, Five Below, Home Consignment Center, HomeGoods, Lowe's, Marshalls, Michaels, OfficeMax, Old Navy, PetSmart, Signature Bridal Salon and Bestow Bridal, Spec's Wine Spirits & Finer Foods, World Market
46	The Parke	Austin-Round Rock	TX	P	406	92.4%	$16.93	Yes	Whole Foods Market, Dick's Sporting Goods, DSW, Five Below, La-Z Boy Furniture Galleries, Marshalls, Michaels, Nordstrom, Old Navy, Petco, Ulta, World Market
47	University Oaks	Austin-Round Rock	TX	P	236	84.3%	$21.40	No	DSW, IKEA*, J.C. Penney*, Jo-Ann Fabrics, PetSmart, Ross Dress for Less, Spec's Wine Spirits & Finer Foods
48	Custer Creek Village	Dallas-Fort Worth-Arlington	TX	N	96	97.4%	$15.52	Yes	Tom Thumb
49	Eldorado Marketplace	Dallas-Fort Worth-Arlington	TX	C	189	98.5%	$23.73	Yes	Market Street, PetSmart, Phenix Salon Suites
50	Prestonwood Town Center	Dallas-Fort Worth-Arlington	TX	P	233	96.9%	$19.31	Yes	Walmart*, Barnes & Noble, Burlington, DSW, HomeGoods, Michaels, Petco, Ulta
51	Riverview Village	Dallas-Fort Worth-Arlington	TX	N	89	100%	$13.28	Yes	Tom Thumb, Petco
52	Riverwalk Market	Dallas-Fort Worth-Arlington	TX	N	90	100%	$21.11	Yes	Market Street
53	Shops at Fairview Town Center	Dallas-Fort Worth-Arlington	TX	N	66	100%	$24.84	Yes	Whole Foods Market
54	The Highlands of Flower Mound (e)	Dallas-Fort Worth-Arlington	TX	P	175	98.9%	$18.43	Yes	Target*, Market by Macy's, Michaels, Party City, Skechers, World Market
55	Antoine Town Center	Houston-Sugar Land-Baytown	TX	N	110	98.6%	$14.44	Yes	Kroger
56	Bay Colony (d)	Houston-Sugar Land-Baytown	TX	C	416	93.7%	$16.44	Yes	HEB, Kohl's, LA Fitness, Petco, Social Security Administration, The University of Texas Medical Branch, Walgreens
57	Blackhawk Town Center (d)	Houston-Sugar Land-Baytown	TX	N	127	99.1%	$14.00	Yes	HEB, Walgreens
58	Cyfair Town Center (d)	Houston-Sugar Land-Baytown	TX	C	434	92.3%	$16.01	Yes	Kroger, Cinemark USA, Crunch Fitness, J.C. Penney
59	Eldridge Town Center & Windermere Village	Houston-Sugar Land-Baytown	TX	C	175	90.6%	$18.22	Yes	Kroger, Kohl's*, Petco
60	Stables Town Center II (d)	Houston-Sugar Land-Baytown	TX	N	148	93.6%	$17.51	Yes	Kroger
61	Sonterra Village	San Antonio	TX	N	42	100%	$33.38	Yes	Trader Joe's
62	Stone Ridge Market (d)	San Antonio	TX	C	219	94.2%	$24.11	Yes	HEB Plus*, Burlington, PetSmart
	Total TX				4,665	95.3%	$17.63

	Grand Totals				10,324	95.1%	$19.36
(a)N = Neighborhood Center, P = Power Center, C = Community Center
(b)Grocers may be leased or shadow-anchors and includes traditional, specialty grocers, and large format retailers (i.e. Walmart, Target, and Costco).
(c)Grocers listed first and bolded, remaining anchor tenants are shown alphabetically. Shadow anchors are noted with an asterisk.
(d)Properties are excluded from Same Property for the three and nine months ended September 30, 2023.
(e)Properties are excluded from Same Property for the nine months ended September 30, 2023.

17	Supplemental - Quarter End September 30, 2023

Components of Net Asset Value as of September 30, 2023
In thousands, except share information

		Page No.
NOI Excluding Termination Fee Income and Expense, and GAAP Rent Adjustments, Most Recent Quarter
NOI, excluding ground rent income	$37,980	5
Ground rent income	4,797	5
NOI	42,777	5

Annualized NOI, excluding ground rent income	151,920
Annualized ground rent income	19,188

Projected remaining development
Net Project Costs	12,425	15
Estimated Range for Incremental Yield	7-10%	15

Fee Income, Most Recent Quarter
JV Management Fees & Commissions	—	5

Other Assets
Cash, cash equivalents and restricted cash	104,111	2
Billed base rent, recoveries, and other revenue	11,648	4
Undeveloped Land	—
Land Held for Development	—
Total JV Other Assets, at share (a)	5,104

Liabilities
Debt	838,548	8
Issuance costs, net of accumulated amortization	(4,342)	8
Accounts payable and accrued expenses	46,629	2
Distributions payable	14,553	2
Other liabilities	31,534	2
Projected remaining project costs	12,425	15
Total JV Other Liabilities, at share (b)	1,239

Common Shares Outstanding	67,531,335	2

(a)Total JV other assets, at share, includes cash and cash equivalents and accounts receivable.
(b)Total JV liabilities, at share, includes accounts payable and accrued expenses and other liabilities.

18	Supplemental - Quarter End September 30, 2023

Glossary of Terms

Terms	Definitions
ABR Per Square Foot (ABR PSF)	ABR PSF is the ABR divided by the occupied square footage for that period.
Adjusted EBITDA
The Company's non-GAAP measure of Adjusted EBITDA excludes gains (or losses) resulting from debt extinguishments, straight-line rent adjustments, amortization of above and below market leases and lease inducements, and other unique revenue and expense items which some may consider not pertinent to measuring a particular company’s on-going operating performance. Adjustments for the Company's unconsolidated joint venture are calculated to reflect its proportionate share of the joint venture's Adjusted EBITDA on the same basis.

Annualized Base Rent (ABR)	Annualized Base Rent (ABR) is the base rent for the period multiplied by twelve months. Base rent is inclusive of ground rent and any abatement concessions, but excludes Specialty Lease income.
Anchor Tenant	Tenants with square footage greater than or equal to 10,000 square feet are considered Anchor Tenants.
Community Center	Community Centers are generally open air and designed for tenants that offer a larger array of apparel and other soft goods. Typically, community centers contain anchor stores and other national retail tenants.
Comparable Lease	A Comparable Lease meets all of the following criteria: terms greater than or equal to one year, unit was vacant less than one year prior to executed lease, square footage of unit remains unchanged or within 10% of prior unit square footage, and has a rent structure consistent with the previous tenant.
Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)
The Company's non-GAAP measure of Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) is net income (or loss) in accordance with GAAP, plus federal and state tax expense, interest expense, net, and depreciation and amortization. Adjustments for the Company's unconsolidated joint venture are calculated to reflect its proportionate share of the joint venture's EBITDA on the same basis.

Economic Occupancy	Upon Rent Commencement Date, the percentage of occupied GLA divided by total GLA. For purposes of calculating occupancy, Specialty Lease GLA is deemed vacant.
GAAP Rent Adjustments	GAAP Rent Adjustments consist of straight-line rent adjustments, amortization of market lease intangibles, and amortization of lease incentives.
Gross Leasable Area (GLA)	Measure of the total amount of leasable space at a property in square feet.
Leased Occupancy	Economic Occupancy plus the percentage of signed and not yet commenced GLA divided by total GLA.
NAREIT Funds From Operations (NAREIT FFO) and Core FFO
The Company's non-GAAP measure of NAREIT Funds from Operations ("NAREIT FFO"), based on the National Association of Real Estate Investment Trusts ("NAREIT") definition, is net income (or loss) in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property. Adjustments for the Company's unconsolidated joint venture are calculated to reflect the Company's proportionate share of the joint venture's NAREIT FFO on the same basis. Core Funds From Operations (“Core FFO”) is an additional supplemental non-GAAP financial measure of the Company's operating performance. In particular, Core FFO provides an additional measure to compare the operating performance of different REITs without having to account for certain remaining amortization assumptions within NAREIT FFO and other unique revenue and expense items which some may consider not pertinent to measuring a particular company’s on-going operating performance.

Neighborhood Center	Neighborhood Centers are convenience oriented with tenants such as a grocery store anchor, a drugstore, and other small retailers.
Net Debt-to-Adjusted EBITDA	Net Debt-to-Adjusted EBITDA is Pro Rata net debt divided by trailing twelve month Adjusted EBITDA.
Net Operating Income (NOI)	NOI excludes general and administrative expenses, depreciation and amortization, provision for asset impairment, other income and expense, net, gains (losses) from sales of properties, gains (losses) on extinguishment of debt, interest expense, net, equity in earnings (losses) from unconsolidated entities, lease termination income and expense, and GAAP Rent Adjustments.
New Lease	New Leases are leases where a new tenant will be occupying a unit or an existing tenant is relocating from one unit to another (unless the tenant is moving from a temporary space back to the original unit).
NOI from other investment properties	NOI from other investment properties consists of properties which do not meet the Company's Same Property criteria and includes adjustments for the Company's captive insurance company.
Power Center	Power Centers consist of category-dominant anchors, such as discount department stores, off-price stores, or wholesale clubs, with only a few small shop tenants.
Prior Contractual Rent	Base rent charged for a particular unit, prior to the current term’s first year rent. If the prior lease terminated prior to the contractual expiration date, the prior contractual rent amount is the rent charged in the final month of occupancy.
Pro Rata	Where appropriate, the Company has included the results from its ownership share of its joint venture properties when combined with the Company's wholly owned properties, defined as "Pro Rata," with the exception of property and lease count, for the three and nine months ended September 30, 2023. Pro Rata Cash includes IVT’s share of the cash and cash equivalents held in the joint venture as of September 30, 2023.
Pro Rata Net Debt	Pro rata net debt is total outstanding debt, net, less cash and cash equivalents, including IVT's JV share.
Renewal Lease	Terms have been extended on an existing lease in the same unit. This may happen via an amendment, extension agreement or exercised option.
Same Property	Information provided on a same-property basis includes the results of properties that were owned and operated for the entirety of both periods presented.
Shadow Anchor Tenant	Shadow Anchor Tenant represents tenants that are situated on parcels which are owned by unrelated third parties, but, due to their location within or immediately adjacent to a property, appear to the consumer as a retail tenant of the property and, as a result, attract additional consumer traffic to the property.
Small Shop Tenant	Tenants with square footage less than 10,000 square feet are considered Small Shops.
Specialty Lease	Specialty leasing represents leases of less than one year in duration for inline space and includes any term length for a common area space, and is excluded from the ABR and leased square footage figures when computing the ABR per square foot.
Wholly-owned	Wholly-owned properties are those properties owned outright by the Company and does not include properties owned through an investment in a joint venture.

19	Supplemental - Quarter End September 30, 2023